UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 22, 2017

YRC WORLDWIDE INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-12255	48-0948788
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas	66211
(Address of Principal Executive Offices)	(Zip Code)

(913) 696-6100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 22, 2017, the Compensation Committee (the “Committee”) of the Board of Directors of YRC Worldwide Inc. (the “Company”) adopted the Company’s 2017 executive compensation program. The 2017 executive compensation program was adopted based on consultation with, and upon the recommendation of, Pearl Meyer & Partners, the Committee’s executive compensation consulting firm.

The 2017 executive compensation program covers the Company’s senior executive officers, including James L. Welch (Chief Executive Officer); Justin M. Hall (Chief Customer Officer), Darren D. Hawkins (President YRC Freight); Scott D. Ware (President USF Holland) and Stephanie D. Fisher (Acting Chief Financial Officer).

Consistent with 2016 and previous years, the Company’s executive compensation consists of three primary elements: base salary, an annual cash-based incentive plan (“AIP”), and a long-term equity-based incentive plan (“LTIP”).

For 2017, the AIP and LTIP aggregate incentive-based award for each of the above officers, at target, remains the same as 2016 as follows (expressed as a percentage of base salary): Mr. Welch, 425%; Messrs. Hall, Hawkins and Ware and Ms. Fisher, 200%. For 2017, the LTIP equity incentive award will consist solely of a grant of time-based restricted stock in the following amounts (expressed as a percentage of base salary): Mr. Welch, 150%; Messrs. Hall, Hawkins and Ware and Ms. Fisher, 50%. The restricted shares will cliff vest 100% on February 14, 2020. The Committee determined that the three-year cliff vesting, rather than vesting over three years in equal tranches like in 2016, enhances retention for the executives. For 2017, no performance stock units were awarded. Rather, 100% of the performance-based award will consist of the AIP in the following amounts at target (expressed as a percentage of base salary): Mr. Welch 275%; Messrs. Hall, Hawkins and Ware and Ms. Fisher, 150%. Revenue was added as a performance metric under the LTIP for 2017 to better align with the performance metrics of the Company’s industry peers. The 2017 AIP will fund based on the Company’s achievement of a specified threshold level of Adjusted EBITDA (defined in the Company’s credit facilities as “Consolidated EBITDA”) and Revenue, weighted at 75% and 25%, respectively, and in each case measured at the consolidated level and the YRC Freight and Regional Transportation operating levels. To the extent the Company achieves Adjusted EBITDA and/or Revenue greater than the threshold amount, the AIP will fund and payout on a linear basis up to a maximum bonus level with respect to each and weighted as aforementioned.

Also on February 22, 2017, the Committee approved an updated form of Restricted Stock Agreement to reflect the cliff vesting feature of the 2017 restricted stock awards.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1+	YRC Worldwide Inc. Form of Restricted Stock Agreement

+ Indicates management contract, compensation plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 24, 2017

YRC WORLDWIDE INC.

/s/ James A. Fry
By:	James A. Fry
Vice President, General Counsel and Secretary